John Hancock Trust


                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)



     The undersigned, being a majority of the Trustees of John Hancock Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby establish and designate the following new Series of Shares (as defined in the Declaration of Trust), such Series of Shares to have the following special and relative rights:

1.   The new Series of Shares shall be designated:


     Mid Cap Equity Trust



2. The new Series of Shares shall have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.


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     In witness  whereof,  the  undersigned  have  executed  this  instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this ____________.


________________________                     ________________________
Don B. Allen                                 Charles L. Bardelis


________________________                     ________________________
James R. Boyle                               Peter S. Burgess


________________________                     ________________________
Elizabeth Cook                               Hassell H. McClellan


_______________________                      ________________________
James M. Oates                               John D. Richardson


_______________________
F. David Rolwing


The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.


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